MAGFAST

MAGFAST is a revolutionary new family of wireless magnetic chargers that change charging for good.



Invest

$91.02 minimum investment

DEADLINE:
May 2, 2022
in 18 hours

UNIT PRICE
$15.17

TOTAL RAISED
$0

VALUATION
$31,985,111

4(a)(6) offering provided by Netcapital Funding Portal Inc.

USE OF PROCEEDS

If the offering's maximum amount of $4,999,986 is raised:

Use	Value	% of Proceeds
Tooling	$134,999	2.7%
Manufacturing & Materials	$3,249,991	65.0%
Sales, General & Administrative	$599,998	12.0%
Product Certification	$49,999	1.0%
Research & Development	$720,000	14.4%
Intermediary fees	$244,999	4.9%

TERMS

This is an offering of Common Units, under registration exemption 4(a)(6), in MAGFAST LLC. This offering must raise at least $10,000 by May 2, 2022 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. MAGFAST may issue additional securities to raise up to $4,999,986, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

2,438,042 units
× $15.17 per unit

$36,985,097 implied valuation

FINANCIALS

These financial statements have been audited by an independent Certified Public Accountant.

CPA audit report

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

Most Recent Annual Report

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

› Website

UPDATES

Apr 29, 2022	Just a few hours from now we'll be streaming...
Dec 2, 2021	This is it! The final hour to invest in...
Dec 2, 2021	We just went LIVE with our 'Closing Ceremony'...
Dec 2, 2021	Today is the final day to **invest in...
Nov 30, 2021	Just TWO days remain to invest in...
Nov 29, 2021	Today we're announcing that we're now...
Nov 27, 2021	I hope you're having a relaxing weekend. I...
Nov 10, 2021	Primary offering of 329,597 units at $15.17
May 4, 2021	Annual Report posted to website
Dec 17, 2020	Primary offering finalized, selling 105,145 units
Nov 25, 2020	Primary offering of 107,000 units at $10

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